EXHIBIT 23.1


                        Consent of Independent Auditors

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2000 relating to the financial statements and financial statement schedules, which appears in Bell Microproducts Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



San Jose, California
September 22, 2000